                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         Cameron Financial Corporation
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                                              December 29, 1997




Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Cameron Financial Corporation, I cordially invite you to attend the Annual Meeting of Stockholders. The meeting will be held at 4:00 p.m. on January 26, 1998 in the Community Room of The Cameron Savings & Loan Association, F.A. located at 1304 North Walnut, Cameron, Missouri.

         In addition to the annual stockholder vote on corporate business items, the meeting will include management's report to you on Cameron Financial Corporation's fiscal 1997 financial and operating performance.

         An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. This year stockholders are being asked to vote on the election of three directors and the ratification of the appointment of independent auditors. The Board of Directors unanimously recommends that you vote for each of the proposals.

         I encourage you to attend the meeting in person. Whether or not you attend the meeting, I hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save Cameron Financial Corporation additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

         Thank you for your attention to this important matter.

                                           Sincerely,




                                           David G. Just
                                           President and Chief Executive Officer

                         CAMERON FINANCIAL CORPORATION
                               1304 North Walnut
                            Cameron, Missouri 64429
                                (816) 632-2154

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To be Held on January 26, 1998


         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Cameron Financial Corporation (the "Company") will be held in the Community Room of The Cameron Savings & Loan Association, F.A. located at 1304 North Walnut, Cameron, Missouri at 4:00 p.m., Cameron, Missouri time, on January 26, 1998.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.  The election of three directors of the Company;

         2. The ratification of the appointment of KPMG Peat Marwick LLP as the auditors of the Company for the fiscal year ending September 30, 1998;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on December 12, 1997 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                         BY ORDER OF THE BOARD OF DIRECTORS




                                         David G. Just
                                         President and Chief Executive Officer

Cameron, Missouri
December 29, 1997



IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                PROXY STATEMENT


                         Cameron Financial Corporation
                               1304 North Walnut
                            Cameron, Missouri 64429
                                (816) 632-2154


                        ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held January 26, 1998



         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Cameron Financial Corporation (the "Company"), the parent company of The Cameron Savings & Loan Association, F.A., ("Cameron Savings" or the "Association"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held in the Community Room of The Cameron Savings & Loan Association, F.A. located at 1304 North Walnut, Cameron, Missouri on January 26, 1998, at 4:00 p.m., Cameron, Missouri time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about December 29, 1997.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of three directors, and the appointment of KPMG Peat Marwick LLP as auditors for the Company.

Vote Required and Proxy Information

         All shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the director nominees and the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. The appointment of KPMG Peat Marwick LLP as auditors requires the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Kennith R. Baker, Secretary, Cameron Financial Corporation, 1304 North Walnut, P.O. Box 555, Cameron, Missouri 64429.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on December 12, 1997 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 2,564,305 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of those persons or entities known by management to beneficially own more than five percent of the Common Stock and all directors and executive officers of the Company and the Association as a group.


                                                                                  Shares
                                                                               Beneficially      Percent
                                 Beneficial Owner                                 Owned          of Class
---------------------------------------------------------------------          -------------     --------
Cameron Financial Corporation Employee Stock Ownership Plan(1)
1304 North Walnut
Cameron, Missouri  64429                                                          240,927         9.40%

Wellington Management
75 State Street
Boston, Massachusetts 02109-1807                                                  281,000(2)     10.96%

John Hancock Advisors
101 Huntington Avenue
Boston, Massachusetts 02199-7603                                                  215,000(2)      8.38%

Directors and executive officers of the Company
 and the Association, as a group (10 persons)                                     168,232(3)      6.44%

------------------------

(1) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 81,959 shares of which have been allocated to accounts of participants. First Bankers Trust of Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account are voted by the trustee in the same proportion as allocated shares voted by participants.

(2)  As reported on Form 13F dated June, 1997.

(3) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power. The amount above includes 23,558 options to purchase shares of Common Stock granted under the Company's Stock Option Plan and 10,262 awards of shares of restricted Common Stock under the Company's Recognition and Retention Plan ("RRP") to directors and executive officers of the Company, which vest in January 1998. The amount above excludes options and awards which do not vest within 60 days of December 12, 1997. Earl Frazier, an executive officer of the Association, beneficially owns 23,335 shares of Common Stock, including 1,000 stock options and 400 shares of restricted stock which vest in January 1998.


                      PROPOSAL I - ELECTION OF DIRECTORS


         The Company's Board of Directors is presently composed of seven members, each of whom is also a director of the Association. The Directors are divided into three classes. Directors of the Company are generally elected to serve for a three-year term which is staggered to provide for the election of approximately one-third of the directors each year.

         The following table sets forth certain information regarding the Company's Board of Directors, including their terms of office and nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.


                                                                                         Shares of Common
                          Age at                                             Term       Stock Beneficially      Percent
                       September 30,                           Director       to             Owned at             of
        Name               1997           Position(s) Held    Since(1)      Expire    December 12, 1997(2)(3)    Class
-------------------- ----------------- ---------------------- ----------- ---------- ------------------------   -------
                                                       NOMINEES
                                                       --------
Harold D. Lee               54         Director                  1981        2001              11,874              *
Kennith R. Baker            55         Director                  1988        2001              14,974              *
Dennis E. Marshall          47         Nominee                    --         2001                  --              *
                                            DIRECTORS CONTINUING IN OFFICE
                                            ------------------------------
Jon N. Crouch               57         Director                  1992        1999              22,263              *
William F. Barker           49         Director                  1996        1999               2,700              *
David G. Just               53         President, Chief          1981        2000              50,316             1.96%
                                       Executive Officer
                                        and Director
William J. Heavner          57         Director                  1997        2000               1,311              *

-------------------------------

*Less than 1.0%.

(1)  Includes service as a director of the Association.

(2) Includes shares held directly, as well as shares held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or investment power.

(3) Includes 2,422 RRP shares and 6,053 stock options vesting in January 1998 for President Just, and 1,210 RRP shares and 3,026 stock options vesting in January 1998 for Directors Lee, Baker, and Crouch, respectively.

         The Company's directors and executive officers are required to report their ownership and changes in ownership of the common stock with the Company. Based solely on the Company's review of ownership reports received prior to November 14, 1997, or written representations from reporting persons that no annual report of change in beneficial ownership is required, the Company believes that all directors and executive officers have complied with the reporting requirements for the 1997 fiscal year except for Stephen D. Hayward, an executive officer of the Association, who disposed of shares in January 1997, and who initially reported such dispositions on Form 5 filed on November 12, 1997, and Earl T. Frazier, an executive officer of the Association who purchased shares in August 1997, and who initially reported such purchases on Form 5 filed on October 9, 1997.

         The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

         Harold D. Lee. Mr. Lee was elected to the Board of Directors in 1981. He owned and operated a local NAPA Auto Parts store for over 20 years until its sale in 1997.

         Kennith R. Baker. Mr. Baker is an agent for State Farm Insurance, a position he has held since 1969. He was elected to the Board of Directors in 1988.

         Dennis E. Marshall. Mr. Marshall is a 1972 graduate of Central Missouri State University with a B.S. in Mathematics. He was a high school mathematics teacher from 1972 until 1992 while building a farming operation. Presently, Mr. Marshall operates a livestock and grain farming operation involving approximately 2,000 acres of land.

         Jon N. Crouch. Mr. Crouch has been a member of the Board of Directors since 1992. Mr. Crouch is a retired Frontier and Continental pilot and manages the Cameron Municipal Airport. He also owns and operates Crouch Aviation located in Cameron, Missouri.

         Dr. William F. Barker, DDS. Dr. Barker was elected to the Board of Directors in 1996. Dr. Barker owns and operates a dental clinic in Cameron.

         David G. Just. Mr. Just is the Association's President and Chief Executive Officer. As such, he is responsible for overseeing the day to day operations of the Association. He has been a member of the Board of Directors since 1981.

         William J. Heavner. Mr. Heavner was elected to the Board of Directors in 1997. Since 1984, he has owned and operated Red-X Motors, a full line GM dealership in Cameron.

         Herschel Pickett. Mr. Pickett has been a member of the Board of Directors since 1962, and is currently Chairman of the Board. Mr. Pickett has been involved in farming since his retirement from full-time service at the Association in 1982. Mr. Pickett's term of office as a Director of the Company expires at the Meeting, and it is expected that he will serve thereafter as an advisory director of the Company. At December 12, 1997, Mr. Pickett beneficially owned 7,263 shares of Common Stock, including 3,026 stock options and 1,210 shares of restricted stock vesting in January 1998.

Board of Directors' Meetings and Committees

         Board and Committee Meetings of the Company. Meetings of the Corporation's Board of Directors are generally held on a quarterly basis. The Board of Directors held four regular and nine special meetings during the fiscal year ended September 30, 1997. During fiscal 1997, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The Board of Directors of the Company has standing Audit and Compensation Committees.

         The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit. All non-employee directors of the Company serve on this Committee. The Audit Committee met one time during the fiscal year ended September 30, 1997.

         The Compensation Committee is currently composed of Directors Pickett, Hill, Lee, Baker, Crouch, Barker and Heavner. This Committee is responsible for evaluating the performance of the Company's principal officers and employees to determine the compensation and benefits to be paid to such persons, and for administering the Company's Stock Option Plan and RRP. One meeting was held by the Compensation Committee during fiscal 1997. The Budget Committee of the Association meets periodically to review the performance of the Association's officers and employees. This committee met one time during fiscal 1997.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Company.

         Board and Committee Meetings of the Association. Meetings of the Association's Board of Directors are generally held on a monthly basis. The Board of Directors of the Association held twelve regular and thirty special meetings during the year ended September 30, 1997. No incumbent director attended fewer than 75% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which he served during the year.

Director Compensation

         During fiscal 1997, directors of the Company were paid a fee of $500 per regular meeting attended and $100 to $250 for each special and committee meeting attended. Directors of the Association were paid fees of $700 per month for attendance at regular meetings of the Association's Board of Directors and $50 per meeting attended of the Association's Service Corporation. Directors of the Association are also paid from $100 to $250 per special meeting attended and for committee meetings attended.

         Stock Benefit Plans. Following approval by the Company's stockholders at the Annual Meeting of Stockholders held on January 29, 1996, each director and advisory director of the Company who is not a full-time employee and who served as a director for at least three years received an option to purchase 15,134 shares of Common Stock under the Company's Stock Option Plan and an award of 6,053 shares of restricted stock under the Company's Recognition and Retention Plan, with vesting to occur over a five year period.

         Director Deferred Fee Agreement. In order to encourage directors to remain members of the Association's Board, the Association has adopted, effective October 12, 1994, a director deferred fee program whereby directors may defer all or a portion of their regular monthly directors' fees. Each individual director elects whether to participate in this program. As of the date of this Proxy Statement, Directors Lee, Crouch, Just, Barker and Heavner have elected to participate. Each participating director enters into a Deferred Fee Agreement (the "Agreement"), which provides for a cash-out and disability benefit equal to the amount of fees deferred.

         Director Emeritus Agreement. In order to encourage directors to remain members of the Board, the Association has also established a Director Emeritus Agreement (the "Emeritus Agreement"). Pursuant to the Emeritus Agreement, the Association's Directors Emeritus receive an annual benefit equal to $500 multiplied by the director's years of service on the board paid monthly or annually for ten years following retirement. The agreement provides for a death benefit equal to the amount that would be paid to the director upon serving until age 72, or, in the case of director Pickett, until age 75. The Association has purchased life insurance to finance these benefits. Upon termination following a change in control of the Association, each participant would be entitled to a lump sum payment equal to the amount payable to such director over a ten-year period. Assuming a change in control were to take place as of September 30, 1997, the aggregate amount payable to all active and emeritus directors would be approximately $1.2 million. Director Pickett is age qualified for retirement under the Emeritus Agreement and has elected to retire from active service on the Board of Directors. Under the Emeritus Agreement, Mr. Pickett will receive $17,500 per year for a ten year period.

Executive Compensation

         The Company has not paid any compensation to its executive officers since its formation. However, the Company does reimburse the Association for services performed on behalf of the Company by its officers. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Association.

         The following table sets forth the compensation paid or accrued by Cameron Savings for services rendered by David G. Just, the President and Chief Executive Officer of the Association, and by Earl Frazier, the manager of the Association's loan production office in Liberty, Missouri. No other executive officer earned in excess of $100,000 during fiscal years 1995, 1996 and 1997.

===========================================================================================================================
                                                SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                                                               Long-Term Compensation
                                              Annual Compensation                      Awards
                                      -----------------------------------------------------------------
                                                                 Other
                                                                Annual      Restricted Stock  Options/       All Other
    Name and Principal      Fiscal     Salary      Bonus     Compensation      Awards(2)      SARs(3)      Compensation
          Position           Year       ($)         ($)         ($)(1)            ($)           (#)             ($)
===========================================================================================================================
David G.  Just,              1997     $97,500       ---           ---             ---           ---         $57,353(4)
  President and Chief        1996     $92,500     $8,750          ---           $177,065       30,269       $49,662(4)
  Executive Officer          1995     $87,500     $8,400          ---             ---           ---         $38,405(4)
---------------------------------------------------------------------------------------------------------------------------
Earl Frazier,                1997     $93,500       ---           ---             ---           ---         $55,610(5)
  Loan Office Manager        1996     $90,000     $8,650          ---           $29,250        5,000        $64,888(5)
                             1995     $86,500     $8,400          ---             ---           ---         $37,947(5)
===========================================================================================================================

--------------------
(1) Mr. Just and Mr. Frazier did not receive any additional benefits or perquisites which, in the aggregate, exceeded 10% of his salary and bonus or $50,000.

(2) Relates to awards of 12,107 and 2,000 shares of Common Stock granted to Mr. Just and Mr. Frazier, respectively, pursuant to the Company's Recognition and Retention Plan in January, 1996. Such awards vest in five equal installments, and will be 100% vested upon termination of employment due to death or disability. When such shares become vested and are distributed, the recipient will also receive an amount equal to the accumulated dividends and earnings thereon.

(3) Relates to options granted pursuant to the Company's 1995 Stock Option and Incentive Plan, which become exercisable in equal installments at a rate of 20% per year commencing one year from the date of grant. The market value per share of Common Stock was $14.5625 on the date of grant. The first installment of options became exercisable on January 29, 1997.

(4) Includes $30,005 allocated under the ESOP and $8,400 of Board fees for fiscal 1995, $40,512 allocated under the ESOP and $9,150 of Board fees in fiscal 1996 and $43,553 allocated under the ESOP and $13,800 of Board fees in fiscal 1997. Mr. Just deferred $3,600 of Board fees in both fiscal 1995 and 1996 and $4,000 of Board fees in fiscal 1997.

(5) Includes $29,702 allocated under the ESOP and $8,245 representing an incentive bonus during fiscal 1995, $39,441 allocated under the ESOP and $25,447 representing an incentive bonus in fiscal 1996 and $41,141 allocated under the ESOP and $14,469 representing an incentive bonus in 1997.


         Stock Options. The Board of Directors of the Company has adopted the 1995 Stock Option and Incentive Plan (the "Stock Option Plan"), which has been approved by the stockholders. Certain directors, officers and employees of the Association and the Company are eligible to participate in the Stock Option Plan. The Stock Option Plan is administered by a committee of outside directors (the "Committee"). The Stock Option Plan authorizes the grant of stock options and limited rights equal to 302,692 shares of Common Stock. The Stock Option Plan provides for the grant of (i) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, (ii) options that do not so qualify ("nonstatutory options") and (iii) limited rights that are exercisable only upon a change in control of the Company. Options granted to directors under the Stock Option Plan are awarded under a formula pursuant to which each non-employee director of both the Company and the Association receives an option to purchase 15,134 shares of Common Stock of the Company. Options must be exercised within 10 years from the date of grant. The exercise price of the options must be at least 100% of the fair market value of the underlying Common Stock at the time of the grant.

         No options were granted under the Stock Option Plan to the named executive officers during the year ended September 30, 1997.

         Set forth below is certain additional information concerning options outstanding to the named executive officers at September 30, 1997. No options were exercised by such persons during fiscal 1997.


===========================================================================================================================
                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                              FISCAL YEAR-END OPTION VALUES
===========================================================================================================================
                                                                     Number of Unexercised      Value of Unexercised In-
                                                                           Options at             The-Money Options at
                                                                        Fiscal Year-End               Year-End (1)
                                                                   --------------------------------------------------------
                              Shares Acquired         Value        Exercisable/Unexercisable   Exercisable/Unexercisable
           Name                Upon Exercise        Realized                  (#)                         ($)
---------------------------------------------------------------------------------------------------------------------------
David G. Just                       --                $ --                6,054 / 24,215            28,378 / 113,508
---------------------------------------------------------------------------------------------------------------------------
Earl Frazier                        --                $ --                1,000 / 4,000              4,688 / 18,750
===========================================================================================================================

------------------------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on September 30, 1997, at which date the closing sales price of the Common Stock as reported on the Nasdaq National Market was $19.25.

Severance Agreements

         The Association has entered into change in control severance agreements with President and Chief Executive Officer David G. Just and Vice President/Treasurer Ronald W. Hill providing for terms of three years and two years, respectively. Each agreement provides that it will be extended by the Board of Directors on any annual anniversary date for an additional year provided that there has been a satisfactory performance review of the subject employee. The agreements provide that if, at any time following a change in control of the Association or the Company, the Association terminates the covered employees' employment during the term of the agreement for any reason other than cause, or if either of the covered employees terminates his employment following a material reduction in compensation, increase in workload, or relocation of his principal place of employment, he would be entitled to receive a payment equal to 299% in the case of Mr. Just or 200% in the case of Mr. Hill of their "base amount" of compensation as defined in the agreements. The Association would also continue life and health coverage for a period of 12 months or for the remaining unexpired term of his agreement, whichever is greater. Assuming a change in control occurred as of September 30, 1997, the aggregate amount payable to Messrs. Just and Hill under these agreements would have been approximately $266,700 and $138,530, respectively.

Certain Transactions

         The Association has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. All such loans to directors and executive officers, and members of their immediate families, are made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectibility. At September 30, 1997, the Association's loans to directors, executive officers and members of their immediate families totaled $604,412, which represents 1.35% of shareholders' equity. All loans by the Association to its executive officers and directors are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Association. Federal law generally prohibits a savings association from making loans to its executive officers and directors at favorable rates or on terms not comparable to those prevailing to the general public. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. All loans to directors and officers were performing in accordance with their terms at September 30, 1997.

Report of the Compensation Committee

         General. The function of administering the Company's executive compensation policies has been performed by the Budget Committee of the Board of Directors of the Association. The Budget Committee consists of all outside directors of the Association. The Budget Committee is responsible for reviewing the performance of the Chief Executive Officer and other officers and employees in developing and making recommendations to the Board concerning compensation programs and awards. The Budget Committee makes its recommendations on the basis of its annual review and evaluation of the performance of the officers and the consolidated financial condition and results of operations of the Company, as well as available information regarding the compensation of officers of comparable companies.

         Executive Compensation Program. The overall executive compensation program was developed with the objective of attracting and retaining qualified and motivated executives by recognizing and rewarding successful performance. It is the Budget Committee's goal to align management compensation with the goals of the Company by implementing direct incentives to manage the business successfully from both a financial and operating perspective to enhance stockholder value. The program principally consists of (i) salaries, (ii) an incentive compensation plan, (iii) a stock option and incentive plan, (iv) a recognition and retention plan, (v) an employee stock ownership plan and (vi) a bonus program. Total executive compensation is determined on the basis of the Budget Committee's review and evaluation of the respective executive officers' performance and the Company's consolidated financial condition and results of operations, as well as available information regarding the compensation of comparable officers of comparable companies. It has been the Budget Committee's policy to set base salaries at levels that are slightly below the average for the peer group, with incentive compensation and bonuses designed to serve as a supplement. Annual awards under the incentive compensation plan are based upon the attainment of targeted levels of performance by the Association. While periodic awards under the stock option and incentive plan and the recognition and retention plan may be based on recognition of officers' past or future performance or other considerations, options and restricted stock generally are awarded as an incentive to maximize long-term stockholder value, typically with option exercise prices equal to the market price of the Company's stock at the award date, and gains on options therefore generally dependent upon future appreciation in the stock's price.

         Compensation of the Chief Executive Officer. The Chief Executive Officer's base salary is determined on the basis of the Budget Committee's review and evaluation of his performance and the Company's consolidated financial condition and results of operations, as well as available information regarding the compensation of chief executive officers of comparable companies. It has been the Budget Committee's policy to set the base salary at a level that is slightly below the average for the peer group. See "Compensation Summary." In fiscal 1995, 1996, and 1997, Mr. Just received salary increases in accordance with past practices and to reflect changes in the peer group salary structure and the Association's performance. In fiscal 1995 and 1996 , Mr. Just received a bonus of 10% of his base salary, but was not eligible for incentive compensation. Mr. Just was awarded 12,107 shares of restricted stock and options to purchase 30,269 shares of common stock during fiscal 1996.

Comparative Stock Performance Graph

         The following graph shows the cumulative total return on the Common Stock of the Company since April 3, 1995, compared with the cumulative total return of the S&P 500 Index and an industry peer group index, the AACC Midwest Thrift Index, over the same period. Cumulative total return on the Common Stock and each index equals the total increase in value since that date assuming reinvestment of all dividends paid. The graph was prepared assuming that $100 was invested on April 3, 1995 in the Common Stock or in each index. The stockholder return shown on the graph below is not necessarily indicative of future performance.


                       COMPARISON OF CUMULATIVE RETURN
               Among Cameron Financial Corporation Common Stock,
                     S&P 500 Index, and AACC Thrift Index

Valuation of Investment Dollars

325-----------------------------------------------------------------------------

                                                                            *302
300-----------------------------------------------------------------------------


275-----------------------------------------------------------------------------


250-----------------------------------------------------------------------------


225-----------------------------------------------------------------------------
                                                                            @216

200-----------------------------------------------------------------------------
                                                                            #188

175-----------------------------------------------------------------------------
                                                @161
                                                *153
150-----------------------@145--------------------------------------------------
                                                #137
                          *124
125-----------------------------------------------------------------------------
    @100                  #116
    #100
100-*100------------------------------------------------------------------------
04/03/95                09/30/85                09/30/96                09/30/97

                         @ = Cameron Financial
                         # = S&P 500
                         * = AACC Thrift Index


                      April 3,   September 30,   September 30,    September 30,
                        1995         1995             1996            1997
                      --------   -------------   -------------    -------------
Cameron Financial      100            145             161              216
S&P 500                100            116             137              188
AACC Thrift Index      100            124             153              302


Compensation Committee Interlocks and Insider Participation

         During fiscal 1997, the Budget Committee of the Board of Directors of the Association functioned as the compensation committee. Mr. Just, who is the President of the Association, did not participate in any deliberations regarding his compensation.

             PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent accountants, to be the Company's auditors for the fiscal year ending September 30, 1998, subject to the ratification of the appointment by the Company's shareholders. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998.


                             STOCKHOLDER PROPOSALS


         In order to be eligible for inclusion in the Company's proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 1304 North Walnut, Cameron, Missouri 64429, no later than August 31, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


                                 OTHER MATTERS


         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Association may solicit proxies personally or by telegraph or telephone without additional compensation.


Cameron, Missouri
December 29, 1997

                         CAMERON FINANCIAL CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                               January 26, 1998


     The undersigned hereby appoints Jon N. Crouch and David G. Just, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Cameron Financial Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held in the Community Room of The Cameron Savings & Loan Association, F.A. located at 1304 North Walnut, Cameron, Missouri on January 26, 1998 at 4:00 p.m. and at any and all adjournments and postponements thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary):

                           / / FOR                       / /VOTE WITHHELD

     INSTRUCTION:          To withhold your vote for any individual nominee,
                           strike a line in  that nominee's name below.

         HAROLD D. LEE      KENNITH R. BAKER      DENNIS E. MARSHALL


2. The ratification of the appointment of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending September 30, 1998.

          / / FOR                / / AGAINST                  / / VOTE WITHHELD

     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

         The Board of Directors recommends a vote "FOR" the proposals and the election of the nominees listed above.


                                  (Continued and to be SIGNED on Reverse Side)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.


Dated:                , 1998
      ----------------         -------------------------------------------------
                               Signature of Stockholder
                               Please sign exactly as your name(s) appear(s) to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.